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                                  EXHIBIT 21.1
                       SUBSIDIARIES OF STAFFMARK, INC.(1)


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                                                              STATE OR COUNTRY
SUBSIDIARY                                                    OF ORGANIZATION

Brewer Personnel Services, Inc.                               Arkansas
533993 B.C., LTD.                                             British Columbia
Clinical Trials Support Services, Inc.                        Nevada
ClinForce, Inc.                                               Delaware
ClinForce, Inc. - Nevada                                      Nevada
Essex Computer Service Inc.                                   Florida
IntelliMark, Inc.                                             Delaware
PFS&C Services International Company, Inc.                    Nevada
PFS&C Services International Holding Company, Inc.            Nevada
Robert Walters plc                                            United Kingdom
Robert Walters Associates Ltd.                                Hong Kong
Robert Walters Associates, Inc.                               New York
Robert Walters Associates Pte Ltd                             Singapore
Robert Walters BV                                             Holland
Robert Walters Tristar Pty Ltd                                Australia
RWA Payroll Services Limited                                  United Kingdom
StaffMark Acquisition Corporation Twenty-Three                Delaware
StaffMark Acquisition Corporation Twenty-Six                  Delaware
StaffMark Acquisition Corporation Twenty-Nine                 Delaware
StaffMark Acquisition Corporation Thirty                      Delaware
StaffMark Factoring, Inc.                                     Nevada
StaffMark Funding Company, Inc.                               Nevada
StaffMark, Inc. - Nevada                                      Nevada
StaffMark, Inc. - Indiana                                     Delaware
StaffMark, Inc. - West                                        Nevada
StaffMark, Inc. - Nashville                                   Tennessee
Strategic Global Resourcing Ltd                               United Kingdom
Strategic Global Resourcing Pty Ltd                           Australia
Strategic Legal Resources, Inc.                               Delaware
Strategic Legal Resources, Inc. - Nevada                      Nevada
Maxwell/Healthcare, Inc.                                      Oklahoma
MRIC - Medical Recruiters International, LTD.                 British Columbia
Technical Resource Solutions Ltd                              United Kingdom
Commercial Staffing - Texas L.P.                              Texas
Commercial Staffing - Indiana L.P.                            Indiana
IT Staffing - Texas L.P.                                      Texas
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(1)  StaffMark, Inc. or one of its subsidiaries owned one hundred percent (100%)
     of the outstanding shares of capital stock or the general partnership and limited partnership interests of the subsidiaries, as applicable, listed above as of December 31, 1998.